EMPLOYMENT AGREEMENT - Amendment #1

Interstate General Company L.P. ("IGC") and Paul H. Dillon ("Mr. Dillon") desire to amend Mr. Dillon's employment agreement, which was effective January 1, 2000. As such, the parties agree to be bound by the following terms and conditions:

1.	Base compensation is hereby increased to $125,000 effective January 1, 2001.

2.

Base compensation is hereby increased to $125,000 effective January 1, 2001.

The agreement is hereby extended until December 31, 2001, and continues to be subject to the renewal provisions reflected in item II Term, of the agreement.

3.	Mr. Dillon will receive a $400 vehicle allowance effective January 1, 2001.

4.	All other terms and conditions of the Agreement remain the same and in full force.

IN WITNESS WHEREOF, the parties have executed this Amendment the day and year first set forth below, and the parties represent that they have the capacity and authorization, whether it be personal or by the Board of Directors of the Company, to execute this Agreement.

INTERSTATE GENERAL COMPANY L.P.

Date: January 1, 2001	/s/
Mark Augenblick, President

PAUL H. DILLON

Date: January 1, 2001	/s/
Paul H. Dillon